UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

June 22, 2012

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated With Exit or Disposal Activities

On June 22, 2012, in an effort to exit a non-core business, Thermo Fisher Scientific Inc.’s (the “Company”) senior management made a decision to pursue a sale of its laboratory workstations business, part of its Laboratory Products and Services Segment. The Company expects to complete such a transaction within 12 months. The Company will report the financial results of its laboratory workstations business as a discontinued operation beginning in the second quarter of 2012.

For 2011, the laboratory workstations business had revenues of approximately $180 million, and an operating loss of approximately $6 million, which is net of restructuring costs of $4 million. In the second quarter of 2012, the Company expects to record an after-tax charge of approximately $50 million as the estimated loss on the planned divestiture. Future revisions to the estimated loss on sale may be required depending on the actual or expected proceeds from a sale transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 28th day of June, 2012.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Peter E. Hornstra
Peter E. Hornstra
Vice President, Chief Accounting Officer